                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
Apple Computer, Inc.

We consent to incorporation by reference in the registration statements
(Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877,
33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281,
333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471 and 333-37012)
on Forms S-8 and registration statements (No. 33-23317, 33-29578, 33-62310, 333-10961, 333-28191) on Forms S-3 and (Nos. 333-10961 and 333-28191) on
Forms S-3/A of Apple Computer, Inc. of our report dated October 17, 2000, relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 30, 2000 and September 25, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years ended September 30, 2000, September 25, 1999, and September 25, 1998, respectively, and the related schedule, which report appears in the September 30, 2000 annual report on Form 10-K of Apple Computer, Inc.

                                          /s/ KPMG LLP

Mountain View, California
December 13, 2000